EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Arterial Vascular Engineering, Inc. pertaining to assumed options of World Medical Manufacturing Corporation of our report dated July 17, 1998, with respect to the consolidated financial statements and schedule of Arterial Vascular Engineering, Inc. and Subsidiaries included in the Annual Report on Form 10-K, as amended, for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP


Palo Alto, California
December 11, 1998